EXHIBIT 24
ELECTRONIC SUMMARY - POWER OF ATTORNEY

Each of the undersigned, a director of Oxford Industries, Inc. (the "Company"), does hereby constitute and appoint Thomas Caldecot Chubb, III, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934 for the fiscal year ended June 1, 2001 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact full power and authority to sign such documents on behalf of the undersigned and to make such filing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Oxford Industries, Inc.

CECIL D. CONLEE Cecil D. Conlee Dated: July 19, 2001 Director	CLARENCE B. ROGERS, JR Clarence B. Rogers, Jr. Dated: July 18, 2001 Director

THOMAS GALLAGHER Thomas Gallagher Dated: July 17, 2001 Director	KNOWLTON J. O'REILLY Knowlton J. O'Reilly Dated July 17, 2001 Director

E. JENNER WOOD E. Jenner Wood Dated: July 16, 2001 Director	ROBERT E. SHAW Robert E. Shaw Dated: July 20, 2001 Director

J. REESE LANIER J. Reese Lanier Dated July 16, 2001 Director	HELEN B. WEEKS Helen B. Weeks Dated: August 17, 2001 Director